UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (the “Company”) appointed Mr. Christopher S. Seabrooke, an independent director of the Company since 2005, as Chairman of the Board.

On April 6, 2017, Mr. Serge C.P. Belamant, Chief Executive Officer and Chairman of the Board, tendered his resignation as Chairman of the Board, effective as of such date. Mr. Belamant’s resignation was not due to any dispute or disagreement with the Company over any matter relating to the Company’s operations, policies or practices. He will remain in his positions as a member of the Board and Chief Executive Officer of the Company.

There are no understandings or arrangements between Mr. Seabrooke and any other person pursuant to which Mr. Seabrooke was selected as the Chairman of the Board. There is no family relationship between Mr. Seabrooke with any of the other officers and directors, or person nominated or chosen by the Company to become an officer or director.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
99.1	Press Release, dated April 6, 2017, issued by the Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: April 6, 2017	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer